UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2013
Date of Report (Date of earliest event reported)

INELCO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Hollywood Blvd., Suite 708, Hollywood, FL	33020
(Address of principal executive offices)	(Zip Code)

(786) 664-8811
Registrant’s telephone number, including area code

Onteco Corporation
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on May 30, 2013, the Board of Directors of Inelco Corporation, formerly known as Onteco Corporation, a Nevada corporation (the "Company"), accepted the resignation of Jorge Schcolnik as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors. Simultaneously, the Board of Directors accepted the consent of Yosef Baruch, who is currently a member of the Board of Directors, as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer of the Company. Therefore, as of the date of this Current Report, the member of the Board of Directors is Yosef Baruch.

Mr. Schcolnik did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Schcolnik is also returning to the Company his share certificate evidencing the issuance of an aggregate 50,000,000 shares of common stock, which has been reduced to 25,000 share in accordance with the 1:2,000 reverse stock split effected May 10, 2013). The shares of common stock issued to Mr. Schcolnik will be cancelled and returned to treasury.

Biography

During the past fifteen years, Mr. Baruch has been involved in administrative, managerial and financial capacities within the business industry. Mr. Baruch has considerable knowledge in managing large work teams, organizational ability and development of varied contacts between business communities. He has the ability to [plan short and long term within the global economy, problem analysis and conflict resolution. He also has superior communication and interpersonal skills and is proactive and focus oriented.

From approximately March 2009 through August 2011, Mr. Baruch was the general management consultant at the educational institution in Modi'in Illit-Kiryat Sefer. His duties included office management, supervising employees, negotiating with suppliers, monitoring book keeping and accounting procedures, working with the banking system, human resources management. event planning inventory management and problematic analysis.

From approximately 2005 through 2008, Mr. Baruch worked to establish and manage the educational institution in New York where his duties involved educational management and supervision, office management, building annual budget, negotiating with suppliers, establishing and meeting goals, recruiting and workforce management, human resources management, identifying operational problems and proposing solutions, preparation of curriculum, learning activity planning short and long term , interaction with educational system at all interfaces, including welfare, governmental offices and personnel.

From approximately 2004 through 2005, Mr. Baruch was involved in the diamond business in New York City where his duties included buying and selling merchandise valuation, negotiations, human resource management, inventory management and book keeping. From approximately 2004 through 2003, Mr. Baruch was involved in the food importing company in New York City where his duties included working with US customs authorities and labors, marketing and sales, logistics and warehousing, inventory management and workforce management. From approximately 2003 through 2001, Mr. Baruch established a business importing spices in New York City. From approximately 2001 through 1999, Mr. Baruch was involved in the logistics management industry business events in theaters and from 1999 through 1994 in the clothing industry.

Mr. Baruch was born in Israel and is fluent in English and Hebrew. Mr. Baruch is a graduate of the University Bar - Ilan trend logistics business and from the Graduate College of Management with an emphasis on tending business and marketing initiatives.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INELCO CORPORATION

DATE: June 5, 2013	By:	/s/ Yosef Baruch
	Name:	Yosef Baruch
	Title:	Chief Executive Officer